Exhibit 10.2


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into this 1st day of December, 2001 (the "Effective Date"), by and between MALACOLOGY, INC., a corporation (the "Employer"), and VIVEK R. RAO, residing at 2827 Fairway View Drive, Valrico, Florida (the "Employee").


                              W I T N E S S E T H:


         1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. Term. The term of employment under this Agreement shall begin as of the Effective Date and terminate on such date as hereinafter provided; provided, however that the parties agree that, notwithstanding any other provision of this Agreement, this Agreement and the employment of the Employee under this Agreement shall not extend beyond the date on which the Employee reaches sixty-five (65) years of age ("Retirement").

         3. Compensation; Reimbursement, Etc.

                  (a)  Salary.  The  Employer  shall  pay  to  the  Employee  as compensation for all services rendered by the Employee for each one (1) year term of this Agreement a basic salary of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) (the "Basic Salary"), or such other sum as the parties may agree on from time to time, payable in bi-weekly installments. The Basic Salary shall increase by $25,000 per year on the first, second, third and fourth anniversary dates of the Effective Date. On the fifth anniversary date of the Effective Date and every anniversary date thereafter, the parties shall negotiate, in good faith, an increase in the Basic Salary. If paying the Basic Salary to the Employee would result in financial distress to the Employer, as determined in the reasonable discretion by the Employer's board of directors (the "Board"), then the Employer may defer all or a portion of the Basic Salary (the "Deferred Salary"), with the Deferred Salary accruing interest at rate of ten percent (10%) per annum. The Deferred Salary shall be paid to the Employee immediately upon the Board's reasonable determination that the payment of all or a portion of the Deferred Salary, plus interest, will not result in financial distress to the Employer; provided, however, that, notwithstanding the foregoing, all of the Deferred Salary plus accrued interest shall be payable immediately upon the termination of the Employee's employment for any reasons other than for good cause. The rate of salary may be increased beyond the amounts set forth above at any time, as the Board may determine, based on earnings, increased activities of the Employer, or such other factors as the Board may deem appropriate from time to time. The compensation provided for in this Section 3(a) shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Employee.

                  (b) Expenses. The Employer shall reimburse the Employee on a monthly basis for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee shall have previously furnished to the Employer an itemized account in substantiation of such expenditures.

                  (c) Vacation. During the term of his employment, the Employee will be entitled to such reasonable periods of vacation as the Compensation Committee of the Board (the "Compensation Committee") and the Employee may agree upon, but not less than four (4) weeks every year. Such vacation shall be taken at such time as the Employee may from time to time reasonably decide, provided such time, in the opinion of the Compensation Committee acting reasonably, does not materially interfere with the Employee's duties hereunder. The Employee will not be permitted to carry forward any unused vacation time into the next calendar year without the approval of the Board.

                  (d) Insurance and Fringe Benefits. The Employee shall be entitled to such insurance and other fringe benefits as may be provided from time to time by the Employer to other senior executives and such other benefits, if any, as currently provided to the Employee.

                  (e) Automobile. The Employer shall provide the Employee with an automobile leased by the Employer and the Employer shall pay for all gas, oil, insurance, maintenance, repair and other expenses incurred by the Employee in the operation and maintenance of his automobile. At the expiration of the Employer's lease of such automobile, the Employer shall provide the Employee with an equivalent automobile as chosen by the Employee. The parties shall account for the Employee's use of the automobile in the manner required by the rules and regulations promulgated by the Internal Revenue Service.

                  (f) Incentive Compensation. The Employee will participate in an incentive compensation plan designed specifically for him. The Employee will be paid an annual bonus of sixty percent (60%) of the Basic Salary (the "Annual Bonus") from the Employer's earnings before tax and the Annual Bonus but after extraordinary items, all determined in accordance with generally accepted accounting principles (the "Employer's Net Profit"), payable within thirty (30) days after the end of each fiscal year; provided, however, that the Annual Bonus will be reduced to the extent that it exceeds the Employer's Net Profit.

                  (g) Stock Options. The Employee will be entitled to participate in any stock option program offered by the Employer to its senior executives (the "Stock Option Plan"). The Stock Option Plan will be designed considering stock option programs offered to senior executives of comparable international companies.

                  (h) Indemnification. The Employer shall indemnify and hold harmless the Employee from any damage or liability of any nature, including, but not limited to, all costs and expenses (including attorneys' and legal assistants' fees before and at trial and in appellate proceedings and in any arbitration proceedings) that may be imposed upon the Employee because of (i) the Employee's actions or omissions while performing his duties as an employee of the Employer or
         (ii) claims arising from Employee's positions as a shareholder, employee, officer or director of Rann International Trading Company, even if such claims arose prior to Employer's employment of the Employee.

         4. Duties. The Employee is engaged as the Chief Executive Officer/Chairman. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

         5. Extent of Services. During the term of his employment under this Agreement, the Employee shall devote such time, energy and attention during regular business hours to the benefit and business of the Employer as may be reasonably necessary in performing his duties pursuant to this Agreement and shall not be employed by any other person or engage in any other business or occupation. The Employer agrees that the Employee will be free to hold equity interests in businesses that do not compete with the business of the Employer.

         6. Illness or Incapacity, Termination on Death, Etc.

                  (a) Death of Employee. All rights of the Employee under this Agreement shall terminate upon his death (other than rights accrued prior thereto). The Employer shall pay to the estate of the Employee such compensation as would otherwise have been payable to the Employee up to the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate.

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

                  (b) Disability.

                           (i) Temporary Disability. During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement, the Employee shall receive the compensation payable under
                  Section 3(a) of this Agreement plus any bonus compensation earned but not yet paid, less any benefits received by him under any insurance carried by or provided by the Employer. All rights of the Employee under this Agreement (other than rights already accrued) shall terminate as provided below upon the Employee's permanent disability (as defined below).

                           (ii) Permanent Disability. The term "permanent disability" as used in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty (180) days in any two-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer.

         7. Other Terminations.

                  (a) Resignation by the Employee. The Employee may resign his employment hereunder upon written notice given ninety (90) days prior to the effective date of the Employee's resignation.

                  (b) Termination of Employment for Good Cause.

                           (i) The Employer may terminate the  employment of the
                  Employee hereunder without notice for good cause (as defined below).

                           (ii) The term "good cause" as used in this  Agreement
                  shall mean a conviction of any crime of moral turpitude and substantial dependence, as reasonably determined by the Board of Directors of the Employer, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD or illegal or narcotic drugs. If any determination of substantial dependence by the Board of Directors is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians selected in the manner provided in
                  Section 6(b)(ii) of this Agreement. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer.

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

                  (c) Compensation Payable if Resignation or Termination for Good Cause. If the employment of the Employee is terminated pursuant to this Section 7(a) or (b) , the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

                  (d) Termination of Employee's  Employment  Without Good Cause.
         The  Employer   shall  have  the  right  to  terminate  the  Employee's
         employment hereunder at any time without good cause whereupon:

                           (i) the Employer  shall pay to the Employee an amount
                  equal to three (3) times the Employee's Basic Salary (the "Guaranteed Amount") within thirty (30) days after the date the Employee's employment is terminated (th e"Date of Termination").

                           (ii) if the Employee holds any options granted to him
                  pursuant to the Stock Option Plan, the date to exercise such options shall be extended until the date that is thirty (30) months from the Date of Termination, if such date is beyond the expiration date under such options.

                           (iii) the  Employer  shall pay the  Employee  a bonus
                  equal to the greater of (A) the Annual Bonus for the prior fiscal year, or (B) the average of all Annual Bonuses received by the Employee from the three (3) previous fiscal years or the fiscal years in which the Employee was employed by the Employer, if less, within thirty (30) days after the Date of Termination.

                           (iv) the Employer shall pay to the Employee all outstanding and accrued salary and vacation pay to the Date of Termination within thirty (30) days after the Date of Termination and reimburse the Employee for all proper expenses incurred by the Employee in carrying out his duties to the Employer prior to the Date of Termination.

                           (v) if, at the Date of  Termination,  there  were any
                  memberships in any clubs, social or athletic organizations paid for by the Employer that were for the regular use of the Employee, the Employer will not take any action to terminate such memberships, but need not renew any such membership that expires.

                           (vi) prior to or contemporaneously  with the payments
                  set forth in subsections (i) (iii) and (iv) above, the Employee shall deliver a release in favor of the Employer, its subsidiaries, and their respective directors, officers and shareholders and the Employer shall deliver a release in favor of the Employee in the form contemplated by "Schedule A" attached hereto.

                           (vii)   The   Employer   agrees   to  make   payments
                  contemplated by this Section 7(d) irrespective of whether the Employee finds (or seeks) alternative employment.

                  (e) Constructive Dismissal. In the event that (i) the Employer materially alters the Employee's remuneration, title, reporting relationship or responsibilities without the consent of the Employee or
         (ii) the parties are unable to agree on a Basic Salary on or after the fifth anniversary date of the Effective Date and the Employee has acted in good faith in such negotiations (collectively, a "Constructive Dismissal"), the Employer shall make all the payments and provide the benefits specified in Section 7(d) hereof, from and after the date of the Constructive Dismissal.

                  (f) No Payment if Good Cause, Permanent Disability, Death, Resignation or Retirement. The Employer shall not have any obligation to make any of the payments described in Section 7(d), or to extend the date for exercising any outstanding stock options, if:

                           (i) the Employee's  employment  with the Employer has
                  been terminated for good cause;

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

                           (ii) the Employee suffers a permanent disability;

                           (iii) the Employee's employment terminates because of
                  death or retirement; or

                           (iv)  the  Employee  resigns  from  employment  and a
                  Constructive   Dismissal   has  not  occurred   prior  to  the
                  Employee's resignation.

                  (g) Tendering Resignation. The Employee agrees that after termination of his employment, he will, upon the request of the Employer, tender his resignation from any position he may hold as an officer or director of the Employer or its subsidiaries. Doing so will not reduce the obligations of the Employer described herein.

                  (h) Delivery of Records. Upon any termination of employment, the Employee shall, within ten (10) business days, deliver or cause to be delivered to the Employer all books, documents, effects, monies, securities, or other property belonging to the Employer or its subsidiaries or for which the Employer or its subsidiaries are liable to others, which are in the possession, charge, control, custody of the Employee.

         8. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and for 6 months after the term of his employment by the Employer, he will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         9. Noncompetition and Nonsolicitation.

                  (a) Noncompetition. During the term of the Employee's employment, whether pursuant to this Agreement, except as contemplated herein, and for a period of six (6) months after the termination of his employment with the Employer unless such termination is caused by a Constructive Dismissal, the Employee shall not, directly or indirectly, within any State of the United States or Province or Territory of Canada, enter into, engage in, be employed by, or consult with any business in the telecom industry. The restrictions of this Section 9 shall extend to any and all activities of the Employee, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this Section 9 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ).

                  (b) Nonsolicitation. During his employment with the Employer, except as contemplated herein, and for a period of 6 months following the termination of his employment with the Employer unless such termination is caused by a Constructive Dismissal, the Employee agrees he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise, (1) solicit any of the employees of the Employer to terminate their employment or (2) solicit the current customers or suppliers of the Employer or any of its subsidiaries. In this Section 9(b), (i) "customer" shall mean any customer with which the Employer or its subsidiaries will have transacted business within a period of one (1) year prior to the Date of Termination, and (ii) "supplier" shall mean any supplier with which the Employer or its subsidiaries which exist at the Date of Termination and any supplier with which the Employer or its subsidiaries have done business within a period of one (1) year prior to the Date of Termination. The Employee acknowledges and agrees that all of the covenants and restrictions in Sections 9(a) and (b) are reasonable and valid.

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         10. Specific Performance.  The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 8 or 9 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the
Employer  shall  be  entitled,   upon   application  to  a  court  of  competent
jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections sections 8 or 9 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         11. Legal Representation. The parties acknowledge to each other that they have been represented by separate legal counsel in connection with the negotiation and finalization of this Agreement.

         12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         13. Compliance with other Agreements. The parties represent and warrant to each other that the execution of this Agreement by them and their performance of their obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Employee or Employer, as the case may be, is a party or by which the Employee or Employer, as the case may be, is or may be bound.

         14. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         15. Attorney Fees. If either party engages the services of an attorney to enforce rights under this Agreement, the prevailing party in any action shall be entitled to recover all reasonable costs and expenses (including reasonable attorneys' and legal assistants' fees before and at trial and in appellate proceedings and in any arbitration proceedings).

         16. Binding Effect; Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         17. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         19. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         20. Venue. The parties to this Agreement agree that jurisdiction and venue of any action brought pursuant to this Agreement, to enforce the terms hereof or otherwise with respect to the relationships between the parties created or extended pursuant hereto, shall exclusively lie in the Circuit Court of the Thirteenth Judicial Circuit of the State of Florida in and for Hillsborough County.

         21. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

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         To the Employer:          Malacology, Inc.
                                   1101 Channelside Drive, Suite 241
                                   Tampa, Florida 33602
                                   Fax: 813-864-3901

         With a copy to:           Sommer & Schneider, LLP
                                   595 Stewart Ave., Suite 710
                                   Garden City, NY 11530
                                   Fax: 516-228-8211


         If to the Employee:       Vivek R. Rao
                                   2827 Fairway View Drive
                                   Valrico, Florida,  33594

         With a copy to:           Richard J. McIntyre, Esquire
                                   Trenam, Kemker, Scharf, Barkin
                                     Frye, O'Neill & Mullis, P.A.
                                   Post Office Box 1102
                                   Tampa, Florida 33601
                                   Fax:  813-229-6553


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

                                            MALACOLOGY, INC.



                                            By:    /s/ Vivek R. Rao
                                                --------------------------------
                                                 Vivek R. Rao, Chairman/CEO


                                            EMPLOYEE:


                                                   /s/ Vivek R. Rao
                                                --------------------------------
                                                  VIVEK R. RAO

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